EXHIBIT 31.1

CERTIFICATIONS

I, Robert D. Marcus, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Time Warner Cable Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2015	By:	/s/ Robert D. Marcus
		Name:	Robert D. Marcus
		Title:	Chief Executive Officer (Principal Executive Officer) Time Warner Cable Inc.